UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 23, 2015

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 23, 2015 Overstock.com, Inc. (the “Company”) and U.S. Bank Equipment Finance, a division of U.S. Bank National Association (“Lessor”), entered into a Master Lease Agreement dated as of November 6, 2015 and a Financial Covenants Rider dated November 9, 2015 (collectively, the “Master Lease Agreement”).  Also on November 23, 2015 the Company and Lessor entered into a Schedule dated November 16, 2015 to Master Lease Agreement (the “Schedule”).  The date the Company became obligated or liable under the Master Lease Agreement and the Schedule was November 23, 2015.

Pursuant to the Master Lease Agreement, the Company agreed to lease from Lessor the property described in any schedule to the Master Lease Agreement, certificate of delivery and acceptance or other related document executed by the parties concurrently with or after the execution and delivery of the Master Lease Agreement.  The term of any lease under the Master Lease Agreement is to be set forth in the relevant schedule.  At the expiration of any initial or extension term the lease is to automatically extend as to all covered property for a new six-month term unless terminated by either party upon three months’ prior written notice.  Rent under the Master Lease Agreement is due monthly.  The Master Lease Agreement is a net lease.  All costs, expenses and liabilities associated with the Assets are the responsibility of the Company.  The Master Lease Agreement is non-cancelable.  The Master Lease Agreement provides that the property subject to the Master Lease Agreement shall be personal property of Lessor, and also provides that the Company grants Lessor a security interest in the property and in other rights the Company may have, subject to certain limitations, to secure all liabilities and obligations to Lessor of every kind and nature.  The Master Lease Agreement imposes restrictions on the Company’s ability to undertake certain types of transactions, including mergers or any distribution, transfer, sale or disposition of all or any substantial portion of its properties or assets other than in the ordinary course of business without the prior consent of Lessor, which is not to be unreasonably withheld, and with any transferee or successor entity assuming the obligations of the Company to Lessor or any affiliate of Lessor.  The Master Lease Agreement further provides that no event shall occur which causes or results in a transfer of majority ownership of the Company while any obligations are outstanding under the Master Lease Agreement.  The Master Lease Agreement also contains additional representations, warranties, covenants and indemnities by the Company in favor of Lessor.  The Master Lease Agreement provides for various events of default and various remedies including a right of Lessor to declare the entire amount payable under the Master Lease Agreement immediately due and payable under certain circumstances and including the right to charge a default rate of interest of up to 12% per annum.

In connection with the Master Lease Agreement, the Company also entered into a Financial Covenants Rider, pursuant to which the Company agreed that as long as any obligations remain outstanding under the Master Lease Agreement the Company shall:

(a)         maintain a minimum Fixed Charge Coverage Ratio (as defined in the Loan Agreement dated October 24, 2014 by and among O.Com Land, LLC and the Company, as borrowers, and U.S. Bank National Association, and the other banks party thereto from time to time, as amended from time to time (the “Loan Agreement”) of at least 1.15:1.00, measured at the end of each fiscal quarter; and

(b)         maintain a Cash Flow Leverage Ratio (as defined in the Loan Agreement) of not greater than 3.00:1.00 during the Construction Phase (as defined in the Loan Agreement) and 2.50:1.00 following the Construction Phase, measured at the end of each fiscal quarter.

The Schedule describes certain property, licensed software, software components and/or services (collectively, the “Assets”) for which the Company will pay Lessor approximately $104,000/ month for 60 months beginning December 1, 2015, for total payments of approximately $6.2 million.  The Company is obligated to purchase the Property (as defined in the Schedule) at the end of the term or any renewal for $1.00.

At any time following the 12th month of the initial term of the Schedule, the Company has the right to prepay the Schedule, in whole but not in part, by paying the present value of all future payments to become due under the Schedule, discounted as set forth in the Schedule, plus other amounts due or to become due under the Schedule.

Copies of the Master Lease Agreement and the Schedule are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and reference is hereby made to such documents for a more complete description of the terms thereof.

The Company is a party to a Loan Agreement dated as of October 24, 2014  by and between the Company, its wholly owned subsidiary O.Com Land, U.S. Bank National Association and the other Banks identified therein or pursuant thereto (the “Loan Agreement”) and collateral and other agreements relating to the Loan Agreement.  In addition, the Company utilizes other commercial banking services from U.S. Bank National Association or its affiliates, including treasury management services, investment management services, and purchase card services.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

The following exhibits are furnished with this report:

(d)	10.1	Master Lease Agreement dated as of November 6, 2015 with U.S. Bank Equipment Finance, a division of U.S. Bank National Association but delivered and effective November 23, 2015

	10.2	Schedule to Master Lease Agreement dated as of November 16, 2015 but delivered and effective November 23, 2015

Certain statements contained in this Form 8-K may be “forward-looking statements.” Our Form 10-Q for the quarter ended September 30, 2015 filed with the Securities and Exchange Commission on November 9, 2015 and any subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in any of our projections, estimates or forward-looking statements. In addition, there also may be additional risks that the Company does not currently know about or that it currently believes are immaterial which could also affect the accuracy of any such forward-looking statements or could impair the Company’s business or results of operations. You are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Mitch Edwards
Mitch Edwards
Senior Vice President and General Counsel
Date:	November 24, 2015